______________________________________________________
             ______________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  January 26, 1994




                           COMPAQ COMPUTER CORPORATION

             (Exact name of Registrant as specified in its charter)


                          Commission file number 1-9026


               Delaware                                76-0011617
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)




                       20555 SH 249, Houston, Texas 77070
                          (Address, including zip code,
                  of Registrant's principal executive offices)





      Registrant's telephone number, including area code:   (713) 370-0670





             ______________________________________________________
             ______________________________________________________





Item 5.  Other Events.

      The Registrant's earnings press release for the year and quarter ended December 31, 1993 dated January 26, 1994 is attached.



                                   SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Compaq Computer Corporation


January 26, 1994                        /s/  DARYL J. WHITE
                                    --------------------------------------
                                    Daryl J. White, Senior Vice President,
                                    Finance, and Chief Financial Officer
                                    (as authorized officer and as
                                    principal financial officer)

Compaq Computer Corporation   P.O. Box 692000
Public Relations Department   Houston, Texas  77269-2000
Tel 713-374-0484              Fax 713-374-4583


       COMPAQ REPORTS RECORD FOURTH QUARTER AND YEAR
1993 EARNINGS PER SHARE UP 112%; SALES INCREASE 75% TO $7.2
                          BILLION

     HOUSTON, January 26, 1994 -- Compaq Computer

Corporation (NYSE:CPQ) today announced record 1993 sales of

$7.2 billion, an increase of 75 percent over the $4.1

billion reported in 1992.  Earnings per share for 1993

increased 112 percent to a record $5.35, compared with

earnings per share of $2.52 for 1992.

     The Company's sales and earnings per share for the

fourth quarter ended December 31, 1993 also reached record

levels.  Fourth quarter sales were $2.2 billion, a 55

percent increase over the $1.4 billion reported for the same period in 1992.  Earnings per share for the fourth quarter

were $1.73 versus $1.10 for the same period in 1992.

     "Compaq's record sales growth is the result of

unprecedented customer demand for our products throughout

the world," said Eckhard Pfeiffer, president and chief

executive officer, Compaq Computer Corporation.  "We

experienced strong demand for desktop, portable and server

products in our traditional markets and dramatic growth of

consumer sales through retail outlets," he said.

     The resulting sales growth in 1993 set records in every

region.   North America grew 100 percent to $3.7 billion;

Europe (including Eastern Europe, Middle East and Africa)

grew 44 percent to $2.7 billion; other international markets

(including Japan, Latin America and Pacific Rim) grew 111

percent to $800 million.  Worldwide unit shipments reached

3.1 million, an increase of  98% over 1992.


1993 HIGHLIGHTS

     Compaq made significant gains in its goal to become the

leading supplier of personal computers worldwide.  The

Company was credited with achieving the industry's largest

1993 market share growth by independent market research

firms Dataquest, Inc. and International Data Corporation

(IDC).

     Customer Satisfaction
     ---------------------

     During 1993 Compaq continued to deliver customer

satisfaction through a broad array of service and support

programs and by making its products easier to use.  Compaq's three-year warranty on all of its computers continues to be

the most comprehensive in the industry.  The Company

significantly enhanced customer service and support for its

award-winning server products in September by announcing

CompaqCare for Systems.

     Important ease-of-use achievements included the greatly

simplified customer setup for the Compaq Presario; the

innovative Tabworks user interface for Windows and the

industry's first "Plug and Play" ready product, the Compaq

Deskpro XE.

     Product Technology
     ------------------

     Compaq announced a record number of  new products

during the year and continued to provide technology

leadership with such products as the Compaq ProLiant line of servers, the Compaq Presario and Compaq Deskpro XE and the

convertible Compaq Concerto notebook computer.  The Compaq

ProLiant broke new ground for the Company and the market by

providing an unmatched combination of performance, fault

tolerance, ease-of-management and value.

     Total Delivered Cost
     --------------------

     With annual sales per employee reaching approximately

$700,000 in 1993,  the highest among major computer

manufacturers, Compaq continued to improve its position as

one of  the lowest cost producers of personal computers.

Significant material cost reductions and continuing cost

controls further enhanced the Company's competitive

position.

     Distribution
     ------------

     The Company made it easier for customers to buy its

products by expanding the number of worldwide marketing

partners from approximately 9,500 at the beginning of 1993

to more than 16,000.  Geographic expansion continued to open new markets for Compaq products in many regions of the

world.  Compaq further enhanced its Asian operations in the

People's Republic of China with the September opening of a

Beijing sales office.  The Company also expanded its

European reach by establishing subsidiaries in Hungary,

Poland and Portugal.

     Company/Employees
     -----------------

     "Credit for our 1993 results belongs to all our

employees," said Pfeiffer.  "Compaq's divisional structure,

aligned to key market segments, creates an environment for

committed effort, clear lines of responsibility, and

accountability.  Compaq employees have the same interests as our stockholders and share in our financial results.  As a

result of Compaq's 1993 financial performance, the worldwide profit sharing program paid out over $27 million to

employees."

     In 1993 Compaq delivered on its promise to help protect

the environment by eliminating CFCs from all its

manufacturing processes; introducing a number of Energy Star compliant desktop and notebook products; and by labeling

plastics on Compaq products with recycling codes to improve

the recycling process at the end of the product's life

cycle.  In October, Compaq received a Stratospheric Ozone

Protection Award from the Environmental Protection Agency

for eliminating ozone-depleting substances.


1994 PLANS

     "Compaq will increasingly leverage its strong brand

name to continue gaining market share in the consolidating

computer market," said  Pfeiffer.

     "We will focus our efforts on the business and consumer

customer segments and work to increase sales in government

and education.  The company will announce a significant

number of new desktop, portable and server products to meet

a variety of customer needs.

     "New product technologies will center around such areas

as multi media, mobile computing and communications, and

ease-of-use advancements such as "Plug and Play".

     "We think it is especially important that the Company

is building a rapidly growing base of client-server and

enterprise computing solutions.  These products and services are enabling Compaq to play a larger role in the total

computing marketplace by providing customers everywhere with new tools for the information age," said Pfeiffer.


CORPORATE BACKGROUND

     Compaq Computer Corporation is a world leader in the

manufacture of servers, desktop and portable personal

computers.  Founded in 1982, Compaq reported 1993 worldwide

sales of $7.2 billion.  Compaq products are sold and

supported in more than 100 countries through a network of

more than 16,000 Compaq marketing partners.  Compaq also

sells directly to customers through Compaq DirectPlus at 1-

800-888-5858.

     For customer support and information, call 1-800-345-
1518.

     (Attached is the Consolidated Balance Sheet and
Statement of Income)

               #              #              #

COMPAQ and Deskpro are registered trademarks of Compaq Computer Corporation (Registered, U.S. Patent and Trademark Office. Presario, ProLiant and Concerto are trademarks of Compaq Computer Corporation. CompaqCare is a service mark of Compaq Computer Corporation.
Windows is a trademark of Microsoft Corporation. Tabworks is a trademark of Xerox Corporation. Other products mentioned herein may be trademarks or registered trademarks of their respective companies.

For further editorial information, contact:
Bob Beach
Compaq Computer Corporation
713-374-1560

Tony Sapienza
Miller Communications
617-536-9470

                COMPAQ COMPUTER CORPORATION
                 CONSOLIDATED BALANCE SHEET
                        (Unaudited)

                           ASSETS

                                               December 31,
                                              1993     1992
                                            ----------------
                                              (in millions)

Current assets:
Cash and cash equivalents                   $  627    $  357
Accounts receivable, net                     1,377       987
Inventories                                  1,123       834
Prepaid expenses and other assets              164       140
                                            ----------------
     Total current assets                    3,291     2,318
Property, plant, and equipment,
less accumulated depreciation                  779       808
Other assets                                    14        16
                                            ----------------
                                            $4,084    $3,142
                                            ================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                            $  637    $  516
Income taxes payable                            69        36
Other current liabilities                      538       408
                                            ----------------
     Total current liabilities               1,244       960
                                            ----------------
Deferred income taxes                          186       176
Commitments and contingencies               ----------------
Stockholders' equity:-
     Preferred stock, $.01 par value:
     10,000,000 shares authorized;
     none outstanding
     Common stock and capital in excess
     of $.01 par value:  400,000,000 shares
     authorized; 84,348,000 shares and
     79,830,000 shares issued and
     outstanding                               586       400
Retained earnings                            2,068     1,606
                                            ----------------
     Total stockholders' equity              2,654     2,006
                                            ----------------
                                            $4,084    $3,142
                                            ================

                COMPAQ COMPUTER CORPORATION
              CONSOLIDATED STATEMENT OF INCOME
                        (Unaudited)


                            Year ended        Quarter ended
                            December 31,       December 31,
                          1993      1992      1993     1992
                         -----------------------------------
                     (in millions, except per share amounts)

Sales                    $7,191    $4,100    $2,202   $1,423
Cost of sales             5,493     2,905     1,680    1,040
                         -----------------------------------
                          1,698     1,195       522      383
                         -----------------------------------

Research and development
costs                       169       173        43       39
Selling, general, and
administrative expense      837       699       251      195
Other income and expense,
net                          76        28        25       16
                         -----------------------------------

                          1,082       900       319      250
                         -----------------------------------

Income from consolidated
companies before provision
for income taxes            616       295       203      133
Provision for income
taxes                       154        97        52       44
                         -----------------------------------
Income from consolidated
companies                   462       198       151       89
Equity in net income of
affiliated company                     15
                         -----------------------------------

Net income               $  462    $  213    $  151   $  89
                         ===================================

Earnings per common and common equivalent share:
     Primary             $ 5.45    $ 2.58    $ 1.74   $ 1.11
                         ===================================
     Assuming full
     dilution            $ 5.35    $ 2.52    $ 1.73   $ 1.10
                         ===================================

Shares used in computing earnings per common and common equivalent share:

     Primary               84.7      82.6      86.8     80.9
                         ===================================
     Assuming full
     dilution              86.3      84.7      87.1     81.6
                         ===================================